UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland

D04 E5W7

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	JAZZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 21, 2025, Jazz Pharmaceuticals, Inc. and Jazz Pharmaceuticals Ireland Ltd., subsidiaries of Jazz Pharmaceuticals plc (collectively, the “Company”) entered into a global settlement agreement (the “Settlement Agreement”) with Avadel CNS Pharmaceuticals LLC and Flamel Ireland Limited, subsidiaries of Avadel Pharmaceuticals plc (collectively, “Avadel”) to settle all claims relating to all disputes between the parties, including the Company’s previously disclosed ongoing patent infringement litigation against Avadel in the U.S. District Court for the District of Delaware (the “Court”) and Avadel’s counterclaims alleging anticompetitive conduct by the Company and other alleged conduct related to Avadel trade secrets and contracts between the parties, as well as Avadel’s ongoing patent infringement litigation in the Court against the Company. Pursuant to the Settlement Agreement, the Company has agreed to (a) grant a license to Avadel, effective immediately to any past, present, or future patents that could be asserted by the Company against Avadel’s Lumryz product for use in indications currently approved by the U.S. Food and Drug Administration (the “FDA” and such indications, the “Narcolepsy Indications”), and (b) grant a license to Avadel effective March 1, 2028 to any past, present, or future patents that could be asserted by the Company against Avadel’s Lumryz products for any other indications or uses not currently approved by the FDA (the “Non-Narcolepsy Indications”), including all present and future indications, strengths, conditions of use, dosages, doses, dosage forms, and presentations. Pursuant to the Settlement Agreement, Avadel has agreed to pay royalties to the Company of 3.85% (subject to a potential reduction to 3.75%) on net sales of its Lumryz product for Narcolepsy Indications commencing October 1, 2025, and beginning March 1, 2028, to pay royalties to the Company of 10% (subject to a potential reduction to 9.5%) on net sales of its Lumryz product for Non-Narcolepsy Indications. Avadel has also agreed not to market, offer for sale, take orders for, distribute, promote, or provide patient support services with respect to Avadel Licensed Products for Non-Narcolepsy Indications before March 1, 2028, and shall pay royalties to the Company of 80% of such unpermitted net sales of its Lumryz product for Non-Narcolepsy Indications from October 1, 2025 through February 29, 2028. Pursuant to the Settlement Agreement, Avadel grants the Company a covenant not to sue for infringement of any past, present or future patents that could be asserted against the Company’s Xywav or Xyrem products, including all present and future indications, strengths, conditions of use, dosages, doses, dosage forms, and presentations. The Company has not agreed to waive or otherwise consent to the “breaking” of the Orphan Drug Exclusivity for Xywav in idiopathic hypersomnia as part of this settlement. Pursuant to the Settlement Agreement, the Company has agreed to (a) pay a total of $90 million in a lump sum in settlement of Avadel’s pending claims against the Company and (b) waive its right to receive certain royalties the Court previously ordered Avadel to pay the Company on sales of Avadel’s Lumryz product through September 30, 2025. The Company plans to use cash on hand to fund the Settlement Agreement’s obligation. The Company expects to record a pre-tax charge of approximately $90 million associated with the Settlement Agreement in the third quarter of 2025.

The Settlement Agreement obligates the parties to promptly file stipulations of dismissal with the Court to dismiss or otherwise abandon the pending legal proceedings. The Settlement Agreement, in which the Company denies all alleged wrongdoing, also includes releases by each of the Company, on the one hand, and Avadel, on the other hand, and each of their past, present and future affiliates, directors, officers, employees and other related parties, for all conduct concerning any of the matters alleged, or that could have been alleged, in the lawsuit.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, all statements related to the Settlement Agreement, including the rights and obligations thereunder, as well as the expected amount, timing and source of funding of the pre-tax charge in connection therewith. These forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Do not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that the Settlement Agreement may not have the expected impact or may require more activity or expense than expected, the risk that the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Settlement Agreement, and other risks. These and other risks and uncertainties relating to the Company and its business can be found under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Current Report on Form 10-Q for the quarterly period ended June 30, 2025, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Neena Patil
Name:	Neena Patil
Title:	Executive Vice President and Chief Legal Officer

Date: October 22, 2025